Exhibit 4.4

D.R. HORTON, INC.,

THE GUARANTORS PARTY HERETO,

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as

Trustee

THIRTY-FIRST SUPPLEMENTAL INDENTURE

Dated as of February 5, 2013

Supplementing the Indenture

Dated as of June 9, 1997

with respect to the

6.875% Senior Notes due 2013

6.125% Senior Notes due 2014

2.00% Convertible Senior Notes due 2014

5.625% Senior Notes due 2014

5.25% Senior Notes due 2015

5.625% Senior Notes due 2016

6.5% Senior Notes due 2016

THIS THIRTY-FIRST SUPPLEMENTAL INDENTURE, dated as of February 5, 2013, to the Indenture, dated as of June 9, 1997 (as amended, modified or supplemented from time to time in accordance therewith, the “Indenture”), by and among D.R. HORTON, INC., a Delaware corporation (the “Company”), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (which include all entities listed as an Existing Guarantor on the signature pages hereof) and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more series as the Indenture provides;

WHEREAS, pursuant to the Sixteenth Supplemental Indenture, dated as of April 17, 2003, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 6.875% Senior Notes due 2013 (the “6.875% Notes”);

WHEREAS, pursuant to the Nineteenth Supplemental Indenture, dated as of July 12, 2004, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 6.125% Senior Notes due 2014 (the “6.125% Notes”);

WHEREAS, pursuant to the Twentieth Supplemental Indenture, dated as of September 21, 2004, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 5.625% Senior Notes due 2014 (the “5.625% Notes due 2014”);

WHEREAS, pursuant to the Twenty-Second Supplemental Indenture, dated as of December 15, 2004, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 5.625% Senior Notes due 2016 (the “5.625% Notes due 2016”);

WHEREAS, pursuant to the Twenty-Third Supplemental Indenture, dated as of February 11, 2005, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 5.25% Senior Notes due 2015 (the “5.25% Notes”);

WHEREAS, pursuant to the Twenty-Seventh Supplemental Indenture, dated as of April 17, 2006, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 6.5% Senior Notes due 2016 (the “6.5% Notes”);

WHEREAS, pursuant to the Thirtieth Supplemental Indenture, dated as of May 13, 2009, among the Company, the guarantors party thereto and the Trustee, the Company issued a series of Securities designated as its 2.00% Convertible Senior Notes due 2014 (the “2.00% Convertible Notes,” and together with the 6.875% Notes, 6.125% Notes, 5.625% Notes due 2014, 5.625% Notes due 2016, 5.25% Notes and 6.5% Notes, the “Notes”);

1

WHEREAS, the Company has organized certain new Subsidiaries of the Company (the “Additional Guarantors”);

WHEREAS, the Company desires that each such Additional Guarantor unconditionally guarantee all of the Company’s obligations under the Notes on the terms set forth in the Indenture;

WHEREAS, the execution of this Thirty-First Supplemental Indenture has been duly authorized by the Executive Committee of the Board of Directors of the Company and the Company as sole member of each of the Additional Guarantors and all things necessary to make this Thirty-First Supplemental Indenture a legal, valid, binding and enforceable obligation of the Company and each of the Additional Guarantors according to its terms have been done and performed;

NOW THEREFORE, for and in consideration of the premises, the Company, the Existing Guarantors and the Additional Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Notes as follows:

ARTICLE I.

ADDITIONAL GUARANTORS

1.1. In accordance with Section 4.05 of the Indenture and as provided in Article Nine of the Indenture and the Form of Notation on Security Relating to Guarantee attached thereto, the following Additional Guarantors hereby unconditionally guarantee, effective as of February 5, 2013, all of the Company’s obligations under the Notes and the Indenture, as it relates to the Notes, on the terms set forth in the Indenture, including without limitation Article Nine thereof:

Name	Jurisdiction of Organization
DRH Regrem XXVI, LLC	Delaware
DRH Regrem XXVII, LLC	Delaware
DRH Regrem XXVIII, LLC	Delaware
DRH Regrem XXIX, LLC	Delaware
DRH Regrem XXX, LLC	Delaware

1.2 The Trustee is hereby authorized to add the above-named Additional Guarantors to the list of Guarantors on the Guarantees affixed to the Notes.

ARTICLE II.

MISCELLANEOUS

2.1. This Thirty-First Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this Thirty-First Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

2

2.2 The parties may sign any number of copies of this Thirty-First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

2.3 In the event that any provision in this Thirty-First Supplemental Indenture or the Notes shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.4 The article headings herein are for convenience only and shall not affect the construction hereof.

2.5 Any capitalized term used in this Thirty-First Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

2.6 All covenants and agreements in this Thirty-First Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Thirty-First Supplemental Indenture shall bind its successors and assigns.

2.7 The laws of the State of New York shall govern this Thirty-First Supplemental Indenture, the Notes and the Guarantees.

2.8 Except as amended by this Thirty-First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

2.9 This Thirty-First Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or of any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Thirty-First Supplemental Indenture.

2.10 All liability described in paragraph 13 of the Notes of any director, officer, employee or stockholder, as such, of the Company is waived and released.

2.11 The Trustee accepts the modifications of the trust effected by this Thirty-First Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Thirty-First Supplemental Indenture and the Trustee makes no representation with respect thereto.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Thirty-First Supplemental Indenture to be duly executed, all as of the day and year first above written.

D.R. HORTON, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat Executive Vice President and Chief Financial Officer

[Signature page to the Thirty-First Supplemental Indenture]

EXISTING GUARANTORS:

C. RICHARD DOBSON BUILDERS, INC.
CH INVESTMENTS OF TEXAS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. – BIRMINGHAM
D.R. HORTON, INC. – CHICAGO
D.R. HORTON, INC. – DIETZ-CRANE
D.R. HORTON, INC. – FRESNO
D.R. HORTON, INC. – GREENSBORO
D.R. HORTON, INC. – GULF COAST
D.R. HORTON, INC. – HUNTSVILLE
D.R. HORTON, INC. – JACKSONVILLE
D.R. HORTON, INC. – LOUISVILLE
D.R. HORTON, INC. – MINNESOTA
D.R. HORTON, INC. – NEW JERSEY
D.R. HORTON, INC. – PORTLAND
D.R. HORTON, INC. – SACRAMENTO
D.R. HORTON, INC. – TORREY
D.R. HORTON BAY, INC.
D.R. HORTON CRUCES CONSTRUCTION, INC.
D.R. HORTON LA NORTH, INC.
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON MATERIALS, INC.
D.R. HORTON VEN, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH REGREM XIV, INC.
DRH REGREM XV, INC.
DRH REGREM XVI, INC.
DRH REGREM XVII, INC.
DRH REGREM XVIII, INC.
DRH REGREM XIX, INC.
DRH REGREM XX, INC.
DRH REGREM XXI, INC.
DRH REGREM XXII, INC.
DRH REGREM XXIII, INC.
DRH REGREM XXIV, INC.
DRH REGREM XXV, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TUCSON CONSTRUCTION, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS II, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.
MEADOWS X, INC.
MELMORT CO.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER MORTGAGE, INC.
SCHULER REALTY HAWAII, INC.
SHLR OF CALIFORNIA, INC.
SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.

[Signature page to the Thirty-First Supplemental Indenture]

SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC FUNDING, INC.
WESTERN PACIFIC HOUSING, INC.
WESTERN PACIFIC HOUSING MANAGEMENT, INC.

By:	/s/ Bill W. Wheat
Bill W. Wheat Executive Vice President and Chief Financial Officer

[Signature page to the Thirty-First Supplemental Indenture]

CONTINENTAL HOMES OF TEXAS, L.P.

By:	CHTEX of Texas, Inc., its General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON – EMERALD, LTD.
D.R. HORTON – TEXAS, LTD.
DRH REGREM VII, LP
DRH REGREM XII, LP

By:	Meadows I, Ltd., its General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SGS COMMUNITIES AT GRANDE QUAY, LLC

By:	Meadows IX, Inc., a Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

and

By:	Meadows X, Inc., a Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

DRH CAMBRIDGE HOMES, LLC
D.R. HORTON SERENITY CONSTRUCTION, LLC

By:	D.R. Horton, Inc.—Chicago, its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature page to the Thirty-First Supplemental Indenture]

HPH HOMEBUILDERS 2000 L.P.
WESTERN PACIFIC HOUSING, L.P.
WESTERN PACIFIC HOUSING-ANTIGUA, LLC
WESTERN PACIFIC HOUSING-AVIARA, L.P.
WESTERN PACIFIC HOUSING-BOARDWALK, LLC
WESTERN PACIFIC HOUSING-BROADWAY, LLC
WESTERN PACIFIC HOUSING-CANYON PARK, LLC
WESTERN PACIFIC HOUSING-CARMEL, LLC
WESTERN PACIFIC HOUSING-CARRILLO, LLC
WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
WESTERN PACIFIC HOUSING-DEL VALLE, LLC
WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
WESTERN PACIFIC HOUSING-OSO, L.P.
WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC
WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
WESTERN PACIFIC HOUSING-SANTA FE, LLC
WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
WESTERN PACIFIC HOUSING-SEACOVE, L.P.
WESTERN PACIFIC HOUSING-STUDIO 528, LLC
WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
WESTERN PACIFIC HOUSING-TORRANCE, LLC
WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
WESTERN PACIFIC HOUSING-WINDEMERE, LLC
WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
WPH-CAMINO RUIZ, LLC

By:	Western Pacific Housing Management, Inc.,
its Manager, Member or General Partner

	By:	/s/ Bill W. Wheat
Bill W. Wheat Executive Vice President and Chief Financial Officer

[Signature page to the Thirty-First Supplemental Indenture]

SCHULER HOMES OF ARIZONA LLC
SHA CONSTRUCTION LLC

By:	SRHI LLC, its Member

	By:		SHLR of Nevada, Inc. its Member

		By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

D.R. HORTON-SCHULER HOMES, LLC

By:	Vertical Construction Corporation, its Manager

	By:		/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SRHI LLC

By:	SHLR of Nevada, Inc., its Member

	By:		/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

SSHI LLC

By:	SHLR of Washington, Inc., its Member

	By:		/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature page to the Thirty-First Supplemental Indenture]

ADDITIONAL GUARANTORS:

DRH REGREM XXVI, LLC
DRH REGREM XXVII, LLC
DRH REGREM XXVIII, LLC DRH REGREM XXIX, LLC DRH REGREM XXX, LLC

By:	D.R. Horton, Inc., its Member

	By:	/s/ Bill W. Wheat
Bill W. Wheat
Executive Vice President and Chief Financial Officer

[Signature page to the Thirty-First Supplemental Indenture]

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Trustee

By:	/s/ David H. Brill
Name:	David H. Brill
Title:	Executive Vice President and General Counsel

[Signature page to the Thirty-First Supplemental Indenture]